Exhibit 99.1

     Progenics Pharmaceuticals Reports First Quarter 2004 Results


    TARRYTOWN, N.Y.--(BUSINESS WIRE)--May 7, 2004--Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced its results of operations for the quarter ended March 31, 2004.
    Revenues for the quarter ended March 31, 2004 totaled $1.7 million compared to revenues of $2.0 million for the same period in 2003. Revenues primarily reflect payments received by the Company for contract work performed for our joint venture with Cytogen Corporation, the PSMA Development Company, LLC, and funding from government grants and contracts. The Company's expenses for the first quarter of 2004 were $12.2 million, compared to $8.3 million for the first quarter of 2003. The primary reason for the increase was additional spending relative to the Company's development programs for methylnaltrexone, increased headcount, patent and legal expenses.
    The Company reported a net loss of ($10.2 million) or ($0.61) per share (basic and diluted) for the first quarter of 2004, compared to net loss of ($6.1 million) or ($0.48) per share (basic and diluted) for the first quarter of 2003. At the end of the first quarter of 2004, Progenics had $57.4 million in cash, cash equivalents and marketable securities compared to $65.7 million at December 31, 2003. The Company also had $35.8 million in committed government grants and contracts at March 31, 2004.
    "The Company is making significant progress towards our 2004 goals," said Ronald J. Prentki, Progenics' President. "In January, we announced the initiation of a second pivotal phase 3 trial of methylnaltrexone (MNTX) for opioid-induced constipation in advanced medical illness. In addition we are continuing to enroll patients in our first phase 3 trial in this indication and in a phase 2 study of MNTX in post-operative ileus. Earlier this week, we announced the start of phase 1 studies with our novel viral-entry inhibitor, PRO 140, bringing to five the number of product candidates we have in active clinical development. We are pleased with the progress of MNTX and the other therapies in clinical development, and look forward to results from many of these studies later this year."

    Company Profile

    Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. The Company has five product candidates in clinical development and several others in preclinical development. In symptom management and supportive care, the Company is developing methylnaltrexone (MNTX) to treat the debilitating side effects of opioid-based pain relievers without interfering with pain relief. MNTX is in pivotal phase 3 clinical testing for treatment of opioid-induced constipation in patients with advanced medical illness and may be the Company's first product candidate to be approved for marketing. In the area of HIV infection, the Company is developing viral-entry inhibitors, including PRO 542, a genetically engineered molecule designed to selectively target and neutralize HIV (in phase 2 studies), and PRO 140, a monoclonal antibody designed to target the HIV coreceptor CCR5 (in phase 1 studies). In addition, the Company is conducting research on a novel prophylactic HIV vaccine. The Company is developing immunotherapies for prostate cancer, including monoclonal antibodies directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. The Company is also developing vaccines designed to stimulate an immune response to PSMA. A recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also studying a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.




                    PROGENICS PHARMACEUTICALS, INC.
                  CONDENSED STATEMENTS OF OPERATIONS

                                                  Three Months Ended
                                                       March 31,
                                              ------------------------
                                                   2004        2003
                                              ------------ -----------
                                              (Unaudited)  (Unaudited)

Contract research and development, from joint
 venture                                     $    556,682 $   792,922
Research grants                                 1,186,135   1,117,418
Product sales                                       5,278      59,566
                                              ------------ -----------
Total revenues                                  1,748,095   1,969,906
                                              ------------ -----------

Research and development                        8,373,487   5,752,146
General and administrative                      2,814,862   1,621,837
Loss in joint venture                             675,191     619,863
Depreciation and amortization                     326,114     303,931
                                              ------------ -----------
Total expenses                                 12,189,654   8,297,777
                                              ------------ -----------
Operating loss                                (10,441,559) (6,327,871)

Interest income                                   216,892     224,126
                                              ------------ -----------
Net loss                                     $(10,224,667)$(6,103,745)
                                              ============ ===========
Net loss per share - basic and diluted       $      (0.61)$     (0.48)
                                              ============ ===========


                       CONDENSED BALANCE SHEETS

                                               March 31,  December 31,
                                                 2004         2003
                                              ----------- ------------
                                              (Unaudited)  (Unaudited)

Cash, cash equivalents and marketable
 securities                                  $ 57,372,557 $65,662,732
Accounts receivable                               282,255     796,929
Fixed assets, net                               4,096,280   3,890,991
Other assets                                    2,903,504   2,535,552
                                              ------------ -----------

Total assets                                 $ 64,654,596 $72,886,204
                                              ============ ===========

Liabilities                                  $  5,107,091 $ 5,203,510
Stockholders' equity                           59,547,505  67,682,694
                                              ------------ -----------

Total liabilities and stockholders' equity   $ 64,654,596 $72,886,204
                                              ============ ===========


    DISCLOSURE NOTICE: The information contained in this document is current as of May 7, 2004. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words 'anticipates,' 'plans,' 'expects' and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company's actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.
    Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus it should not be assumed that the Company's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

    Editor's Note:
    Additional information on Progenics available at http://www.progenics.com.



    CONTACT: Progenics Pharmaceuticals, Inc.
             Richard W. Krawiec, Ph.D., 914-789-2800
             email: rkrawiec@progenics.com